Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

DISH NETWORK CORPORATION,

ECHOSTAR CORPORATION,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Second Supplemental Indenture

November 12, 2024

0% Convertible Notes due 2025

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (“Supplemental Indenture”), dated as of November 12, 2024, among DISH Network Corporation, a Nevada corporation (the “Company”), EchoStar Corporation, a Nevada corporation (“EchoStar”) and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (solely in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of December 21, 2020, as supplemented by the First Supplemental Indenture, dated as of December 29, 2023, among the Company, EchoStar and the Trustee (together and as further amended or supplemented from time to time, the “Indenture”), pursuant to which the Company issued its 0% Convertible Notes due 2025 (the “Existing Notes”);

WHEREAS, Section 10.02 of the Indenture authorizes or permits the Company and the Trustee to enter into a supplemental indenture to amend the Indenture as set forth in Article 1 hereof with the consent of the Holders of at least a majority of the aggregate principal amount of all outstanding Existing Notes affected by such supplemental indenture (the “Requisite Consents”);

WHEREAS, EchoStar and the Company have offered to exchange (the “Exchange Offers”) any and all of the outstanding Existing Notes for new notes (the “New Notes”) to be issued by EchoStar on the terms, and subject to the conditions, set forth in the prospectus and consent solicitation statement, dated November 7, 2024 (the “Prospectus and Consent Solicitation Statement”);

WHEREAS, in connection with the Exchange Offers and pursuant to Section 9.01(d) of the Indenture and the Prospectus and Consent Solicitation Statement, EchoStar and the Company have solicited consents (the “Consent Solicitation”), upon the terms and conditions set forth in the Prospectus and Consent Solicitation Statement, from the Holders representing a majority in aggregate principal amount of the outstanding Existing Notes to enter into a supplemental indenture for the purpose of amending or supplementing the Indenture to make certain proposed amendments (the “Proposed Amendments”) to the Indenture as described in the Prospectus and Consent Solicitation Statement and set forth in Article 1 hereof;

WHEREAS, pursuant to the Prospectus and Consent Solicitation, EchoStar and the Company have obtained the Requisite Consents to the Proposed Amendments to the Indenture set forth in Article 1 hereof;

WHEREAS, the Company and EchoStar have been authorized by the resolutions of its board of directors to enter into this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture to implement the Proposed Amendments and has delivered to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel in accordance with Sections 10.05 and 17.06 of the Indenture which provide that the execution of this Supplemental Indenture is (a) compliant with Article 10 of the Indenture, (b) permitted or authorized by the Indenture, and (c) the legal, valid and binding obligation of the Company enforceable in accordance with its terms; and

WHEREAS, pursuant to Article 10 (including Section 10.05) and Section 17.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

aGREEMENT

NOW THEREFORE, in consideration of the premises and covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Existing Notes, the Company, EchoStar and the Trustee hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01      General. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE 2

AGREEMENTS OF PARTIES

Section 2.01      Amendments. (a) The Indenture is hereby amended to delete each of the following articles, sections, or clauses of sections, as the case may be, in its entirety and, in the case of each such article, section or clause so deleted, insert in lieu thereof the phrase “[Intentionally Omitted.]”:

(i)	Section 4.06(a), (b) and (c) — Rule 144A Information Requirement; Reporting;

(ii)	Section 6.01(e) — Events of Default (failure to comply with Article 11);

(iii)	Section 6.01(g) — Events of Default (cross defaults);

(iv)	Section 6.01(j) — Events of Default (judgment defaults); and

(v)	Article 11 — Consolidation; Merger; and Sale.

(b)  In addition, the definition of “Significant Subsidiary” is hereby revised to exclude DISH DBS Corporation and its subsidiaries.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01      Effectiveness; Construction. This Supplemental Indenture shall become effective upon its execution and delivery. Upon such effectiveness, the Indenture shall be modified in accordance herewith. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Existing Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby. The Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 3.02      Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 3.03      Trustee Matters. The Trustee accepts the Indenture, as supplemented hereby, and agrees to perform the same upon the terms and conditions set forth therein, as supplemented hereby. The Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness, and none of the recitals contained herein are intended to or shall be construed as statements made or agreed to by the Trustee. The Trustee makes no representation as to the statements made in the Prospectus and Consent Solicitation Statement or the validity or sufficiency of the Consent Solicitation, the Prospectus and Consent Solicitation Statement, or this Supplemental Indenture or the consequences of any amendment provided herein.

Section 3.04      Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.05      Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.06      Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.07      Benefits of the Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Existing Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture, as supplemented hereby.

Section 3.08      Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.09     Supplemental Indenture May Be Executed in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

DISH NETWORK CORPORATION

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Executive Vice President and Chief Financial Officer

ECHOSTAR CORPORATION

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Executive Vice President and Chief Financial Officer, DISH

[Signature page to Second Supplemental Indenture relating to the 0% Convertible Notes due 2025]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Benjamin J. Krueger
Name: Benjamin J. Krueger
Title: Vice President

[Signature page to Second Supplemental Indenture relating to the 0% Convertible Notes due 2025]